SHAREHOLDER MEETING    Unaudited

On September 24, 2002, a special shareholder meeting of the Fund was held at which all of the nominees for Director of Oppenheimer Series Fund, Inc. (the "Corporation") on behalf of its series, Oppenheimer Value Fund were elected and all proposals were approved by shareholders as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

PROPOSAL NO.1

The following eleven persons were elected to serve as Director of the Corporation(1) until their successors are elected and shall qualify:
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

NOMINEE                    FOR                       AGAINST           TOTAL
Leon Levy                  13,583,623.209            476,148.281       14,059,771.490
Donald W. Spiro            13,633,611.516            426,159.974       14,059,771.490
John V. Murphy             13,659,242.576            400,528.914       14,059,771.490
Robert G. Galli            13,614,810.277            444,961.213       14,059,771.490
Phillip A. Griffiths       13,664,597.884            395,176.606       14,059,771.490
Benjamin Lipstein          13,617,938.322            441,833.168       14,059,771.490
Elizabeth B. Moynihan      13,655,782.047            403,989.443       14,059,771.490
Kenneth A. Randall         13,648,925.235            410,846.255       14,059,771.490
Edward V. Regan            13,664,856.007            394,915.483       14,059,771.490
Russell S. Reynolds, Jr.   13,645,375.820            414,395.670       14,059,771.490
Clayton K. Yeutter         13,646,989.416            412,782.074       14,059,771.490
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1.   The Fund, along with Oppenheimer Disciplined Allocation Fund (the "Funds"), are series of the corporation. Therefore the Funds have the same Board of
     Directors and the voting results for the election of Directors reflects the combined vote of the shares of both funds.

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
                                                     BROKER
FOR               AGAINST           ABSTAIN          NON-VOTES         TOTAL
PROPOSAL NO. 2
2(A). Replacement of the fundamental investment policy with a non-fundamental investment policy with respect to purchasing restricted or illiquid securities:

5,400,534.779     841,726.821       561,312.255      777,365.000       7,580,938.855

2(B). Elimination of the fundamental investment policy with respect to purchasing securities on margin and making short sales:

5,262,376.500     989,775.577       551,421.778      777,365.000       7,580,938.855

2(C). Elimination of the fundamental investment policy with respect to investing in a company of the purpose of exercising control:

5,433,317.897     831,175.292       539,080.666      777,365.000       7,580,938.855

2(D). Elimination of the fundamental investment policy with respect to investing in oil, gas or other mineral exploration or development programs, and amendment of the fundamental policy with respect to commodities and real estate:

5,763,275.267     527,514.319       511,784.269      778,365.000       7,580,938.855

2(E). Elimination of the fundamental investment policy with respect to entering in reverse repurchase agreements:

5,285,759.833     865,568.458       652,245.564      777,365.000       7,580,938.855

2(F). Elimination of the fundamental investment policy with respect to investing in securities of foreign issuers:

5,468,463.167     783,693.354       551,417.334      777,365.000       7,580,938.855

2(G). Amendment of the fundamental investment policy with respect to industry concentration:

5,554,474.487     692,189.830       556,909.538      777,365.000       7,580,938.855

2(H). Replacement of the fundamental investment policy with a non-fundamental investment policy with respect to investing in other investment companies:

5,407,363.194     807,077.873       589,132.788      777,365.000       7,580,938.855

2(I). Elimination of the fundamental investment policy with respect to writing, purchasing or selling puts, calls of combinations thereof:

5,371,001.443     803,911.172       628,661.240      777,365.000       7,580,938.855

2(J). Amendment of the fundamental investment policy with respect to borrowing:

5,201,189.744   1,041,006.344       561,377.767      777,365.000       7,580,938.855

2(K). Elimination of the fundamental investment policy with respect to pledging, mortgaging or hypothecating of assets:

5,206,888.365     964,368.894       632,316.596      777,365.000       7,580,938.855

2(L). Amendment of the fundamental investment policy with respect to lending:

5,431,098.275     813,830.942       558,644.638      777,365.000       7,580,938.855

2(M). Amendment of the fundamental investment policy with respect to diversification:

5,839,318.342     459,466.892       504,788.621      777,365.000       7,580,938.855
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